AMENDMENT TO VOTING AGREEMENT
     This AMENDMENT TO VOTING AGREEMENT (this “Amendment”) is made and entered into and effective as of April 11, 2008, by and among the stockholders listed on the signature pages hereto (the “Participating Stockholders”).
W I T N E S S E T H:
     WHEREAS, the Participating Stockholders entered into that certain Voting Agreement, dated as of October 31, 2007 (the “Voting Agreement”), in order to protect their rights as stockholders of Dyadic International, Inc. (the “Company”); and
     WHEREAS, pursuant to Section 5 of the Voting Agreement, the Participating Stockholders wish to modify certain provisions of the Voting Agreement with respect to their rights to terminate the Voting Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the undersigned parties do hereby amend the Voting Agreement, effective as of April 11, 2008, as follows:
     1. Section 4(b) of the Voting Agreement is hereby amended to read in its entirety as follows:
     (b) Termination by Notice to Participating Stockholders. Notwithstanding paragraph (a) of this Section 4, a Participating Stockholder may terminate this Agreement, with respect to that Participating Stockholder, upon ninety (90) days prior written notice to all of the other Participating Stockholders. Any such termination by a Participating Stockholder will have no effect on the rights and obligations of other Participating Stockholders under this Agreement.
     2. Except as set forth herein, the Voting Agreement shall remain in full force and effect.
     3. This Amendment may be executed in one or more counterparts, all of which together shall evidence a single instrument.
     4. This Amendment shall be binding upon and inure to the benefit of the Participating Stockholders and their heirs, successors and assigns.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

MARK A. EMALFARB TRUST U/A/D OCTOBER 1, 1987
By:	/s/ Mark A. Emalfarb
	Name:	Mark A. Emalfarb
	Title:	as Trustee

THE FRANCISCO TRUST U/A/D FEBRUARY 28, 1996
By:	/s/ Morley Alperstein
	Name:	Morley Alperstein
	Title:	as Trustee

TOM AND NANCY JUDA LIVING TRUST
By:	/s/ Tom Juda
	Name:	Tom Juda
	Title:	as Trustee

DORSET MANAGEMENT CORPORATION
By:	/s/ Anthony R. Campbell
	Name:	Anthony R. Campbell
	Title:	Senior Analyst

[SIGNATURE PAGE TO AMENDMENT TO VOTING AGREEMENT]

THE PINNACLE FUND, L.P.
By:	/s/ Barry M. Kitt
	Name:	Barry M. Kitt
	Title:	The General Partner of Pinnacle Advisers, L.P., The General Partner of The Pinnacle Fund, L.P.

/s/ J. Steven Emerson
J. Steven Emerson

[SIGNATURE PAGE TO AMENDMENT TO VOTING AGREEMENT]